                                                                    EXHIBIT 2.5

                           GOLDEN STAR RESOURCES LTD.
                         10579 Bradford Road, Suite 103
                         Littleton, Colorado 80127-4247
                                     U.S.A.

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
ALBERTA SECURITIES COMMISSION                             BRITISH COLUMBIA SECURITIES COMMISSION
410, 300 - 5th Avenue S.W.                                701 West Georgia Street
Calgary, Alberta T2P 3C4                                  Vancouver, British Columbia V7Y 1L2

ATTENTION:  MARKET SURVEILLANCE                           ATTENTION:  CONTINUOUS DISCLOSURE DEPARTMENT
-------------------------------                           --------------------------------------------

SECURITIES DIVISION OF THE SASKATCHEWAN                   MANITOBA SECURITIES COMMISSION
FINANCIAL SERVICES COMMISSION                             1130, 405 Broadway Avenue
800 - 1920 Broad Street                                   Winnipeg, Manitoba R3C 3L6
Regina, Saskatchewan S4P 3V7
                                                          ATTENTION:  CONTINUOUS DISCLOSURE
ATTENTION:   MARKET SURVEILLANCE                          ---------------------------------
--------------------------------

ONTARIO SECURITIES COMMISSION                             QUEBEC SECURITIES COMMISSION
Suite 800, Box 55                                         800 Victoria Square
20 Queen Street                                           P.O. Box 246, 22nd Floor
Toronto, Ontario M5H 3S8                                  Montreal, Quebec H4Z 1G3

ATTENTION:  DISCLOSURE SECTION                            ATTENTION:  CONTINUOUS DISCLOSURE
------------------------------                            ---------------------------------

DEPARTMENT OF JUSTICE, SECURITIES BRANCH                  REGISTRAR OF SECURITIES
Suite 606, Harbour Building                               4th Floor, Shaw Building
133 Prince William Street                                 95 Rochford Street
P.O. Box 5001                                             P.O. Box 2000
Saint John, New Brunswick E2L 4Y9                         Charlottetown, Prince Edward Island C1A 7N8

ATTENTION:  CONTINUOUS DISCLOSURE                         ATTENTION:  CONTINUOUS DISCLOSURE
---------------------------------                         ---------------------------------

NOVA SCOTIA SECURITIES COMMISSION                         DEPARTMENT OF GOVERNMENT SERVICES AND LANDS
2nd Floor, Joseph Howe Building                           2nd Floor, Confederation Building West
1690 Hollis Street                                        75 O'Leary Avenue
Halifax, Nova Scotia B3J 1V7                              St. John's, Newfoundland A1B 4J6

ATTENTION:  CONTINUOUS DISCLOSURE                         ATTENTION:  CONTINUOUS DISCLOSURE DEPARTMENT
---------------------------------                         --------------------------------------------
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Dear Sirs:

         RE:      GOLDEN STAR RESOURCES LTD.
                  MATERIAL CHANGE REPORT UNDER SECTION 146 OF THE SECURITIES ACT (ALBERTA), SECTION 85(1) OF THE SECURITIES ACT (BRITISH COLUMBIA), SECTION 84(1) OF THE SECURITIES ACT, 1988 (SASKATCHEWAN), SECTION 75(2) OF THE SECURITIES ACT (ONTARIO),
                  SECTION 73 OF THE SECURITIES ACT (QUEBEC), SECTION 81(2) OF THE SECURITIES ACT (NOVA SCOTIA), SECTION 76 OF THE SECURITIES ACT (NEWFOUNDLAND) AND SIMILAR PROVISIONS IN OTHER PROVINCES


_______________________________________________________________________________
This letter is intended as a statement setting forth certain matters that may be a material change in the affairs of Golden Star Resources Ltd. (the "Corporation" or "Golden Star"). For convenience, this letter is

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itemized in the same manner as Form 27 of the Securities Act (Alberta), and equivalent forms of the Securities Act (British Columbia), The Securities Act, 1988 (Saskatchewan), The Securities Act (Manitoba), Securities Act (Ontario), Securities Act (Nova Scotia) and Securities Act (Newfoundland).

Concurrent with this filing, this letter is being filed with the Toronto Stock Exchange and the American Stock Exchange.

ALL AMOUNTS ARE IN UNITED STATES DOLLARS UNLESS OTHERWISE STATED.

Item 1 - Reporting Issuer
-------------------------

Golden Star Resources Ltd.
10579 Bradford Road, Suite 103
Littleton, Colorado 80127 U.S.A.

Item 2 - Date of Material Change
--------------------------------

The material change occurred on January 27, 2004.

Item 3 - Publication of Material Change
---------------------------------------

Press Release was issued by Business Wire of Denver, Colorado, on January 27, 2004 and released across Canada and the United States.

Item 4 - Summary of Material Change
-----------------------------------

The Corporation announced that Ian MacGregor has been elected Chairman of its Board of Directors. Golden Star also announced the appointment of Lars-Eric Johansson to the Board.

Item 5 - Full Description of Material Change
--------------------------------------------

The Corporation announced that Ian MacGregor has been elected Chairman of its Board of Directors. Mr. MacGregor was a partner in the Toronto law firm of Fasken Martineau DuMoulin until he retired in 2000. He worked extensively with a number of clients in the global mining industry. Mr. MacGregor first joined the Board in April 2000, subsequently serving on the Audit Committee and chairing the Legal & Corporate Governance Committee.

Ian MacGregor replaces Bob Stone who has stepped down as Chairman following his decision to retire as a director at the Company's annual general meeting in May. Mr. Stone has been a director since 1997 and Chairman since 1999 when he was instrumental in steering the Company through its transition phase from a focused explorer to a successful gold producer at a time when the gold price was at its lowest point for several decades.

Golden Star also announced the appointment of Lars-Eric Johansson to the Board. Mr. Johansson was until recently Chief Financial Officer of Noranda Inc. and brings many years of international mining experience to the Company. His other directorships include Aber Diamond Corporation.

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Item 6 - Reliance on Section 146(2) Securities Act (Alberta), Section 85(2)
Securities Act (British Columbia), Section 75(3) Securities Act (Ontario),
Section 84(2) of the Securities Act 1988 (Saskatchewan), and Section 81(3) Securities Act (Nova Scotia) and Similar Provisions in the Other Provinces
----------------------------------------------------------------------------

Not applicable

Item 7- Omitted Information
---------------------------

Not applicable

Item 8 - Senior Officer
-----------------------

The names of Senior Officers of the Corporation who are knowledgeable about the material change and who can be contacted by the Commission are:


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
GOLDEN STAR RESOURCES LTD.                                             +1800 553 8436
Peter J.L. Bradford           President and CEO                        +1303 894 4613
Allan J. Marter               Senior Vice President and CFO            +1303 894 4631

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Item 9 - Statement of Senior Officer
------------------------------------

The foregoing accurately discloses the material change referred to herein.



DATED this 28th day of January, 2004.

Yours truly,


GOLDEN STAR RESOURCES LTD.




              "ALLAN J. MARTER"
PER:  ________________________________________
              ALLAN J. MARTER
              SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER
              AND SECRETARY


CC:      TORONTO STOCK EXCHANGE
         THE AMERICAN STOCK EXCHANGE





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